FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com

I.D. Systems, Inc. Reports Third Quarter Financial Results

Hackensack, NJ, November 1, 2007—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the third quarter of 2007. Revenues for the three months ended September 30, 2007, were $6.5 million, compared to $8.1 million for the three months ended September 30, 2006. GAAP net loss for the quarter was $790,000, or ($0.07) per basic and diluted share, compared to GAAP net income of $632,000, or $.06 per basic share and $.05 per diluted share, for the third quarter of 2006.

Non-GAAP net income for the third quarter of 2007 was $43,000, or break-even on a per-share basis, compared to non-GAAP net income of $1.4 million, or $0.13 per basic share and $0.11 per diluted share, for the third quarter of 2006. Non-GAAP results were calculated by adjusting GAAP net income (loss) for the impact of stock-based compensation, which was $833,000 for the third quarter of 2007 and $785,000 for the third quarter of 2006. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

“We are pleased with the quarter on several fronts,” said Jeffrey Jagid, I.D. Systems’ chairman and chief executive officer.  “We received significant repeat business from several of our core customers, for whom our unique wireless technology continues to provide economic benefits by controlling, tracking and managing industrial vehicles. Our newly expanded, restructured sales and marketing organization has also made significant strides toward achieving its goal of diversifying our customer base and sources of revenue. I am also pleased to note that our gross margins remain strong. We are optimistic about the fourth quarter as well, as we focus on continued growth and a smoother, more predictable stream of quarter-to-quarter revenue.”

For the quarter ended September 30, 2007, gross profit margin was 49.8%, compared to 44.3% for the corresponding period in 2006.

Selling, general and administrative expenses for the quarter increased 26.6% to $4.0 million, compared to $3.2 million for the third quarter in 2006. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees to position the company for growth.

Research and development expenditures increased 23.0% to $828,000 for the third quarter of 2007, compared to $673,000 for the corresponding period in 2006. The increase was attributable primarily to work performed relating to the development of European standards-compliant products.

Interest income for the quarter was $784,000, compared to $860,000 for the same period in 2006.

For the nine-month period ended September 30, 2007, revenues were $13.4 million, compared to $20.8 million for the nine months ended September 30, 2006. Gross profit margin for the nine-month period was 48.8%, compared to 46.3% for the comparable period in 2006. GAAP net loss for the nine-month period was $4.9 million, or ($.43) per basic and diluted share, compared to GAAP net income of $938,000, or $0.09 per basic share and $0.08 per diluted share for the first nine months of 2006.

Adjusting for $2.4 million in stock-based compensation expenses, non-GAAP net loss for the nine months ended September 30, 2007, was $2.5 million, or ($0.22) per basic and diluted share. For the corresponding period in 2006, non-GAAP net income was $2.7 million, or $0.27 per basic share and $0.23 per diluted share, adjusting for $1.8 million in stock-based compensation expenses. A table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” is included in this press release.

For the nine months ended September 30, 2007, SG&A expenses were $11.7 million compared to $8.8 million for the same period in 2006. The increase was attributable primarily to increased payroll and related expenses resulting from the hiring of additional employees. Research and development expenditures for the period were $2.1 million compared to $1.7 million for the nine months ended September 30, 2006. The increase was attributable primarily to an increase of $291,000 in stock-based compensation expense compared to the third quarter a year ago. Interest income for the first nine months of 2007 increased to $2.3 million from $1.7 million for the same period a year ago.

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As of September 30, 2007, I.D. Systems had $63.1 million in cash, cash equivalents and marketable securities, and $72.6 million of working capital, compared to $70.4 million and $80.0 million, respectively, as of December 31, 2006. The decrease in cash, cash equivalents and marketable securities was attributable primarily to the company’s stock repurchase program, announced on May 3, 2007.

Highlights of the third quarter ended September 30, 2007, included:

•	Receipt of additional purchase orders from existing customers, including:

o
Alcoa, which will deploy I.D. Systems’ patented Wireless Asset Net® industrial vehicle management system on a fleet of material handling equipment at its new manufacturing complex in Iceland, one of the most modern aluminum production facilities in the world;

o
Wal-Mart Stores, Inc., which, as reported in a Form 8-K filed with the Securities and Exchange Commission on August 27, 2007, expanded its deployment of I.D. Systems’ Wireless Asset Net system to 13 additional sites, bringing the total number of Wal-Mart facilities utilizing the Wireless Asset Net to 21; and

•
The decision by NACCO Materials Handling Group, Inc. (NMHG) to purchase and deploy I.D. Systems’ Wireless Asset Net system at its primary U.S. parts distribution center. As both a manufacturer and user of forklifts, NMHG chose the Wireless Asset Net to optimize the fleet of forklifts involved in its own material handling operations.

•	Development of new prospective customers, including prominent industrial manufacturers and U.S. Government agencies.

•
Execution of a strategic marketing agreement with RedPrairie Corporation, a leading supply chain software provider. By integrating I.D. Systems’ real-time wireless asset monitoring capabilities with RedPrairie’s backbone of supply chain optimization tools, the companies expect to achieve a synergy that will deliver unique economic benefits for both manufacturing and distribution enterprises.

•
The launch of AvRamp™, a version of I.D. Systems’ Wireless Asset Net system branded specifically for the aircraft ground support equipment market. The culmination of approximately $6 million invested jointly by the U.S. Transportation Security Administration and I.D. Systems, AvRamp provides a combination of intelligent vehicle control, real-time asset visibility, directed workforce management, and cost-free wireless communications designed to optimize management of aircraft ground support vehicles and the people who operate them.

•
The introduction of a new customer engagement program, called Advantage™ Support Services, designed to help customers target and quantify specific benefits to be realized by deploying I.D. Systems’ Wireless Asset Net industrial vehicle management system, and to help ensure those benefits are achieved and sustained following system deployment. The program has been well received, with several customers entering into multi-year contracts for the service.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:15 p.m. Eastern Time on November 1, 2007. Jeffrey Jagid, chairman and CEO, will lead a discussion on the results of the quarter and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

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Non-GAAP Measures

To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance.  These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share.  Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of I.D. Systems' current financial performance and provide further information for comparative information due to the adoption of accounting standard SFAS 123R.  Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook.  Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

About I.D. Systems

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The Company’s patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information, visit www.id-systems.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company’s key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company’s products to continue to develop, the inability to protect the Company’s intellectual property, the inability to manage the Company’s growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2006. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.

-- Tables to Follow --

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I.D. Systems, Inc.
GAAP Condensed Statements of Operations
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Revenue:
Products	$5,751,000	$5,466,000	$14,465,000	$8,481,000
Services	2,323,000	1,052,000	6,361,000	4,881,000
	8,074,000	6,518,000	20,826,000	13,362,000
Cost of Revenue:
Cost of products	2,995,000	2,725,000	7,245,000	4,282,000
Cost of services	1,504,000	546,000	3,930,000	2,564,000
	4,499,000	3,271,000	11,175,000	6,846,000

Gross Profit	3,575,000	3,247,000	9,651,000	6,516,000

Selling, general and administrative expenses	3,162,000	4,004,000	8,820,000	11,708,000
Research and development expenses	673,000	828,000	1,726,000	2,128,000

Loss from operations	(260,000)	(1,585,000)	(895,000)	(7,320,000)
Interest income	860,000	784,000	1,741,000	2,344,000
Interest expense	(6,000)	(2,000)	(23,000)	(9,000)
Other income	38,000	13,000	115,000	89,000

Net income (loss)	$632,000	$(790,000)	$938,000	$(4,896,000)

Net income (loss) per share - basic	$0.06	$(0.07)	$0.09	$(0.43)

Net income (loss) per share - diluted	$0.05	$(0.07)	$0.08	$(0.43)

Weighted average common shares outstanding - basic	11,202,000	11,150,000	10,238,000	11,265,000

Weighted average common shares outstanding - diluted	12,871,000	11,150,000	11,991,000	11,265,000

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I.D. Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2007	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2007

Net income (loss) attributable to common stockholders	$632,000	$(790,000)	$938,000	$(4,896,000)

Stock-based compensation	785,000	833,000	1,783,000	2,435,000

Non-GAAP net income (loss)	$1,417,000	$43,000	$2,721,000	$(2,461,000)

Non-GAAP net income (loss) per share - basic	$0.13	$0.00	$0.27	$(0.22)

Non-GAAP net income (loss) per share - diluted	$0.11	$0.00	$0.23	$(0.22)

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I.D. Systems, Inc.
Condensed Balance Sheets

	December 31, 2006	September 30, 2007
		(Unaudited)
ASSETS
Cash and cash equivalents	$9,644,000	$3,681,000
Marketable securities	60,716,000	59,463,000
Accounts receivable, net	5,101,000	6,653,000
Unbilled receivables	1,042,000	131,000
Inventory	6,430,000	4,124,000
Officer loan	8,000	--
Interest receivable	179,000	101,000
Prepaid expenses and other current assets	271,000	362,000
Total current assets	83,391,000	74,515,000

Fixed assets, net	1,394,000	1,361,000
Deferred contract costs	33,000	8,000
Other assets	87,000	87,000

	$84,905,000	$75,971,000
LIABILITIES
Accounts payable and accrued expenses	$2,950,000	$1,537,000
Current portion of long term debt	221,000	75,000
Deferred revenue	221,000	310,000
Total current liabilities	3,392,000	1,922,000

Long term debt	19,000	--
Deferred revenue	133,000	182,000
Deferred rent	77,000	61,000
Total liabilities	3,621,000	2,165,000

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $.01 par value; none issued	--	--
Common stock; authorized 50,000,000 shares, $.01 par value; 11,337,000 and 11,549,000 issued at December 31, 2006 and September 30, 2007, respectively, shares outstanding, 11,297,000 and 11,052,000 at December 31, 2006 and September 30, 2007, respectively.	113,000	115,000
Additional paid-in capital	93,423,000	96,157,000
Accumulated deficit	(12,151,000)	(17,047,000)
Accumulated other comprehensive income	12,000	6,000
	81,397,000	79,231,000
Treasury stock; 40,000 shares and 497,000 shares at cost	(113,000)	(5,425,000)
Total stockholders’ equity	81,284,000	73,806,000
Total liabilities and stockholders’ equity	$84,905,000	$75,971,000

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I.D. Systems, Inc.
Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$938,000	$(4,896,000)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Inventory reserve	--	175,000
Accrued interest income	(41,000)	120,000
Stock-based compensation expense	1,783,000	2,435,000
Depreciation and amortization expense	344,000	401,000
Deferred rent expense	(16,000)	(16,000)
Deferred revenue	83,000	138,000
Deferred contract costs	53,000	25,000
Changes in:
Accounts receivable	(1,461,000)	(1,552,000)
Unbilled receivables	(898,000)	911,000
Inventory	(2,172,000)	2,131,000
Prepaid expenses and other assets	(243,000)	(91,000)
Investment in sales type leases	467,000	--
Accounts payable and accrued expenses	(1,041,000)	(1,757,000)
Net cash used in operating activities	(2,204,000)	(1,976,000)

Cash flows from investing activities:
Purchase of fixed assets	(553,000)	(368,000)
Purchase of investments	(58,103,000)	(10,940,000)
Maturities of investments	3,364,000	12,145,000

Net cash (used in) provided by investing activities	(55,292,000)	837,000

Cash flows from financing activities:
Repayment of term loan	(156,000)	(165,000)
Proceeds from exercise of stock options	718,000	301,000
Purchase of treasury shares	--	(4,968,000)
Collection of officer loan	8,000	8,000
Net proceeds from stock offering	63,961,000	--

Net cash provided by (used in) financing activities	64,531,000	(4,824,000)
Net increase (decrease) in cash and cash equivalents	7,035,000	(5,963,000)
Cash and cash equivalents - beginning of period	2,138,000	9,644,000
Cash and cash equivalents - end of period	$9,173,000	$3,681,000
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$23,000	$9,000
Non-cash financing activity:
Shares withheld pursuant to stock issuances	$-	$344,000